                                                                    EXHIBIT 32.1

                                                            [BORDERS GROUP LOGO]


                       STATEMENT OF GREGORY P. JOSEFOWICZ,
     CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF BORDERS GROUP, INC.
                      PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Gregory P. Josefowicz, certify that the Form 10-K for the year ended January 23, 2005, of Borders Group, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Borders Group, Inc.


Date: April 8, 2005


/s/ GREGORY P. JOSEFOWICZ
-----------------------------------------------
Gregory P. Josefowicz
Chairman, President and Chief Executive Officer
Borders Group, Inc.


A signed original of this written statement required by Section 906 has been provided to Borders Group, Inc. and will be retained by Borders Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.